Exhibit 16.1

                                 Rosenberg Rich
                                  Baker Berman
                                 & C O M P A N Y
                          A PROFESSIONAL ASSOCIATION OF
                          CERTIFIED PUBLIC ACCOUNTANTS
         380 Foothill Road o P.O. Box 6483 o Bridgewater, NJ 08807-0483
                     Phone: 908-231-1000 o FAX: 908-231-6894
                  Website: www.rrbb.com o E-Mail: info@rrbb.com
                                  [LETTERHEAD]

                                                                  March 31, 2005


U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On March 31, 2005 this Firm received a copy of a Form 8-K to be filed by Millennium Biotechnologies Group, Inc. (the "Company") reporting the change in the Company's independent certified public accounting firm in accordance with the requirements of Item 4.01 - Changes in Registrant's Certifying Public Accountant of Form 8-K.

We have no disagreements with the statements made in the Form 8-K/A, Item 4.01 disclosures provided to us. Our reports on the December 31, 2003 and 2002 financial statements, respectively, did not contain an adverse opinion or a disclaimer of opinion, except that the reports contained a qualification as to the Company's ability to continue as a going concern.

                                Very truly yours,

                            /s/ Frank S. LaForgia
                                Frank S. LaForgia, CP
                                Member of the Firm

FSL:mvn


     AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS o CENTER FOR PUBLIC
      COMPANY AUDIT FIRMS PRIVATE COMPANIES PRACTICE SECTION o INDEPENDENT ACCOUNTANTS INTERNATIONAL REGISTERED WITH THE ACCOUNTING OVERSIGHT BOARD